EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No.’s 333-136894, 333-136893, 333-136891, 333-114513, 333-88798 and 333-64056) on Form S-8 of iSECUREtrac Corp. and Subsidiary of our report dated March 12, 2012, relating to our audit of the consolidated financial statements which appears in this Annual Report on Form 10-K of iSECUREtrac Corp. and Subsidiary for the year ended December 31, 2011.

/s/ McGladrey & Pullen LLP

Kansas City, Missouri

March 12, 2012